Exhibit Index
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The exhibits furnished in accordance with Item 601 of Regulation S-B are:
Exhibit 16:

Letter on Change in Certifying Accountant as required per Item 304 (a)(3)

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January 19, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 6, 1999, which has been filed by our former client, the Hitcom Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                                       Very truly yours,

                                                       /s/ BDO Seidman, LLP


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